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EXHIBIT 12

HILTON HOTELS CORPORATION

COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES

(dollars in millions)(unaudited)

	YEARS ENDED DECEMBER 31,
	1998	1999	2000	2001	2002
Income from continuing operations before income taxes and minority interest(1)	$332	311	461	227	278
Add:
Interest expense(1)	142	237	462	394	337
Distributions from less than 50% owned companies	3	7	15	10	4
Interest component of rent expense(1)(2)	4	4	41	17	20

Earnings available for fixed charges	$481	559	979	648	639

Fixed charges:
Interest expense(1)	$142	237	462	394	337
Capitalized interest	4	7	9	10	5
Interest component of rent expense(1)(2)	4	4	41	17	20

Total fixed charges	$150	248	512	421	362

Ratio of earnings to fixed charges	3.2x	2.3x	1.9x	1.5x	1.8x

(1)
Includes 50% owned companies.

(2)
Assumed interest component to be one-third of rent expense.

HILTON HOTELS CORPORATION

COMPUTATION OF RATIO OF EARNINGS TO COMBINED FIXED CHARGES AND PREFERRED STOCK DIVIDENDS

(dollars in millions)(unaudited)

	YEARS ENDED DECEMBER 31,
	1998	1999	2000	2001	2002
Income from continuing operations before income taxes and minority interest(1)	$332	311	461	227	278
Add:
Interest expense(1)	142	237	462	394	337
Distributions from less than 50% owned companies	3	7	15	10	4
Interest component of rent expense(1)(2)	4	4	41	17	20

Earnings available for fixed charges and preferred stock dividends	$481	559	979	648	639

Fixed charges and preferred stock dividends:
Interest expense(1)	$142	237	462	394	337
Capitalized interest	4	7	9	10	5
Interest component of rent expense(1)(2)	4	4	41	17	20
Preferred stock dividends	17	—	—	—	—

Total fixed charges and preferred stock dividends	$167	248	512	421	362

Ratio of earnings to combined fixed charges and preferred stock dividends	2.9x	2.3x	1.9x	1.5x	1.8x

(1)
Includes 50% owned companies.

(2)
Assumed interest component to be one-third of rent expense.

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  EXHIBIT 12
HILTON HOTELS CORPORATION COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES (dollars in millions)(unaudited)
HILTON HOTELS CORPORATION COMPUTATION OF RATIO OF EARNINGS TO COMBINED FIXED CHARGES AND PREFERRED STOCK DIVIDENDS (dollars in millions)(unaudited)